UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORTION

On September 1, 2009, the Registrant files a certificate of amendment to its Articles of Incorporation with the Secretary of State of Nevada to change the increase the number of authorized common shares from 300,000,000 to 1,300,000,000

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

3	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	September 2, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary/Treasurer	September 2, 2009
Harold Sciotto

/s/ Barry S Baer	Chief Financial Officer	September 2, 2009
Barry S Baer